UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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VERSO CORPORATION
(Name of Registrant as Specified In Its Charter)
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This filing contains the following communication, which was distributed by Verso Corporation on January 24, 2020:

1.	Verso Press Release, dated January 24, 2020

Verso Comments on Atlas/Blue Wolf’s Questionable Motives

Atlas/Blue Wolf’s Continuous Refusals to Enter Customary Confidentiality Agreements and Desire to Continue Trading Verso Stock Underscores Company’s Concerns

MIAMISBURG, Ohio, Jan. 24, 2020 /PRNewswire/ -- Verso Corporation (NYSE: VRS) ("Verso" or the "Company") in connection with the proxy contest being waged by Atlas/Blue Wolf, a stockholder currently attempting to gain 50% of the non-management seats on the Company’s board of directors following multiple failed attempts to gain control of the Company during the period December 22, 2017 to June 14, 2020, offered the following additional information to stockholders:

•	Atlas/Blue Wolf made a premium cash bid for the acquisition of all of the Company's Stock in December 2017, which was followed by active but protracted negotiations over a six-month period.

•	During negotiations, Atlas/Blue Wolf made multiple material amendments to their bid, including changes to the proposed amounts and forms of consideration, and changes to the proposed transaction structure, including the contribution of their then wholly-owned privately held portfolio company, Twin Rivers Paper Company.

•	By June 2018, the negotiations stalled and, in July 2018, Atlas Blue Wolf requested that the Company relieve them of previously agreed upon customary standstill obligations, so as to enable Atlas/Blue Wolf to make open market purchases of the Company's common stock. That request was denied.

•	Following the expiration of the customary standstill provision, Atlas/Blue Wolf increased its ownership and, in 2019, made several acquisition proposals to the Company, including an arguably coercive tender proposal so as to own 50.2% of the Company's outstanding stock and a proposal to make a preferred investment coupled with board representation.

•	The Company advised Atlas/Blue Wolf that it was prepared to engage in renewed discussions, provided that Atlas/Blue Wolf execute a new confidentiality agreement with a customary standstill, which Atlas/Blue Wolf refused to do.

•	On June 13, 2019, the Company adopted a stockholder rights plan so as to thwart hostile takeover attempts of the Company that would not benefit all stockholders. Stockholders are being asked to vote on the Stockholder Rights Plan at the Annual Meeting.

•	On June 26, 2019, Atlas/Blue Wolf’s affiliate nominated four (4) director nominees for election at the Annual Meeting. At the time, the Verso board of directors had four (4) members.

•	On September 20, 2019, Atlas/Blue Wolf filed a Schedule 13D, which was subsequently amended in October and December 2019.

•	On December 5, 2019, Atlas/Blue Wolf filed a preliminary proxy statement setting forth three (3) director nominees for election at the Verso Annual Meeting.

•	On December 10 2019, Atlas/Blue Wolf rejected the Company’s then proposed cooperation agreement, related to a settlement proposal that would have provided Atlas/Blue Wolf with two seats on the Verso board. Among other things, Atlas/Blue Wolf rejected and refused to agree to customary standstill provisions, so as to continue to allow Atlas/Blue Wolf to acquire and to trade in the Company’s stock, to enter into voting arrangements or form 13(d) groups with other stockholders and to make proposals with respect to business combinations or other type of transactions.

This highly unusual background between Atlas/Blue Wolf and the Company, coupled with Atlas/Blue Wolf’s insistence on the ability of its nominees to freely share material, non-public information with Atlas/Blue Wolf and continue trading Verso stock, underscores the Company’s concerns that Atlas/Blue Wolf is only seeking to advance its own agenda to the detriment of Verso’s other stockholders.

The Company does not believe that the proxy contest being waged by Atlas/Blue Wolf relates to governance practices or the need to see additional information on the Pixelle Transaction. Rather, Verso, based upon its extensive background with Atlas/Blue Wolf, believes that the proxy contest is yet another attempt by Atlas/Blue Wolf to accomplish their objective of controlling the Company, given that the outcome could effectively result in Atlas becoming a “controlling stockholder.” Verso believes that the proxy contest is directly related to Atlas/Blue Wolf’s objective to control the Company, this time, however, without paying anything to stockholders.

Vote “FOR” the Pixelle Transaction and “FOR” Verso’s Director Nominees on the WHITE Proxy Card Today. Stockholders are also encouraged to support the other proposals that are being presented at the Annual Meeting, including the ratification of Verso’s Stockholder Rights Plan.

The Verso Board unanimously urges all stockholders to use the WHITE proxy card to vote “FOR” the Pixelle Transaction in accordance with the Glass Lewis and ISS recommendations and “FOR” Verso’s highly qualified director nominees: Dr. Robert K. Beckler, Paula H.J. Cholmondeley, Randy J. Nebel, Steven D. Scheiwe, Jay Shuster, Adam St. John and Nancy M. Taylor.

The Board advises all stockholders to simply discard any BLUE proxy card or other proxy materials received from Atlas/Blue Wolf.

If you have questions or need assistance in voting your WHITE proxy card please contact:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

proxy@mackenziepartners.com

(212) 929-5500

or

Toll-Free (800) 322-2885

About Verso

Verso Corporation is the turn-to company for those looking to successfully navigate the complexities of paper sourcing and performance. A leading North American producer of specialty and graphic papers, packaging and pulp, Verso provides insightful solutions that help drive improved customer efficiency, productivity, brand awareness and business results. Verso's long-standing reputation for quality and reliability is directly tied to our vision to be a company with passion that is respected and trusted by all. Verso's passion is rooted in ethical business practices that demand safe workplaces for our employees and sustainable wood sourcing for our products. This passion, combined with our flexible manufacturing capabilities and an unmatched commitment to product performance, delivery and service, make Verso a preferred choice among commercial printers, paper merchants and brokers, converters, publishers and other end users. For more information, visit us online at versoco.com.

Forward-Looking Statements

In this press release, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or "Securities Act," and Section 21E of the Securities Exchange Act of 1934, as amended, or "Exchange Act." Forward-looking statements may be identified by the words "believe," "expect," "anticipate," "project," "plan," "estimate," "intend" and other similar expressions. They include, for example, statements relating to our business and operating outlook; assessment of market conditions; and the growth potential of the industry in which we operate. Forward-looking statements are based on currently available business, economic, financial and other information and reflect management's current beliefs, expectations and views with respect to future developments and their potential effects on us. Actual results could vary materially depending on risks and uncertainties that may affect us and our business. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the long-term structural decline and general softening of demand facing the paper industry; our exploration of strategic alternatives, including the possible sale or merger of our entire company or a material portion of our business and our ability to consummate any such strategic transactions, including the proposed sale of our Androscoggin Mill and Stevens Point Mill; the risk that the purchase agreement for the sale transaction would limit our ability to pursue other strategic alternatives to the sale transaction; the risk that the purchase agreement for the sale transaction might expose us to contingent liabilities; risks related to our ability to obtain stockholder approval for the sale transaction; the risk that the pending sale transaction could create unknown impacts on our future prospects; the risk that the amount of net proceeds that we would receive from the sale transaction is subject to uncertainties; the risk that stockholders are not guaranteed to receive any of the proceeds from the sale transaction; the risk that management could spend or invest the net proceeds from the sale transaction in ways against stockholders' wishes; the risk that some of our executive officers might have interests in the sale transaction that might be in addition to, or different from, stockholders' interests; the risk that our business following the sale transaction would be reduced and less diversified; the risk that we would be unable to compete with respect to certain specialty paper products for two years after the closing of the sale transaction; the risk that we may be unable to obtain governmental and regulatory approvals required for the sale transaction, or required governmental and regulatory approvals may delay the transaction or result in the imposition of conditions that could cause the parties to abandon the sale transaction; the risk that an event, change or other circumstances could give rise to the termination of the sale transaction; the risk that failure to consummate the sale transaction might materially and adversely affect our business, financial condition and results of operation; the risk that a condition to closing of the sale transaction may not be satisfied; the risk that we would be required to pay a termination fee or expense reimbursement if the purchase agreement for the sale transaction is terminated under specified circumstances, which might discourage third parties from submitting an alternative proposal; the timing to consummate the sale transaction; the risk that any announcement relating to the sale transaction could have adverse effects on the market price of our common stock; the risk of and the outcome of any pending or threatened litigation related to the sale transaction or the Annual Meeting; the risk of disruption from the sale transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on transaction-related issues; our adoption of a limited duration stockholder rights plan and its ability to delay or discourage a merger, tender offer or change of control; negative effects of a proxy contest and the actions of activist stockholders; developments in alternative media, which have and are expected to continue to adversely affect the demand for some of our key products, and the effectiveness of our responses to these developments; intense competition in the paper manufacturing industry; our dependence on a small number of customers for a significant portion of our business; any additional closure and other restructuring costs; our limited ability to control the pricing of our products or pass through increases in our costs to our customers; changes in the costs of raw materials and purchased energy; negative publicity, even if unjustified; any failure to comply with environmental or other laws or regulations, even if inadvertent; legal proceedings or disputes; any labor disputes; our ability to continue to execute and implement our strategic plan; our initiatives to improve our financial and operational performance and increase our growth and profitability; our future operational and financial performance; the effect that the election of Atlas/Blue Wolf's nominees to our board of directors will have on our execution of our long-term plan and long-term stockholder value; the future effect of our strategic plan on our probability, growth and stockholder return; and the potential risks and uncertainties described in Part I, Item 1A, "Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2018, as amended, Part I, Item 2, "Management's Discussion and Analysis of Financial Condition and Results of Operations," Part II, Item 1A, "Risk Factors" of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, and "Risk Factors Relating to the Sale Proposal" of our definitive proxy statement filed with the SEC on December 30, 2019, as such disclosures may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent annual reports on Form 10-K and quarterly reports on Form 10-Q. We assume no obligation to update any forward-looking statement made in this press release to reflect subsequent events or circumstances or actual outcomes.

Additional Information and Where to Find It

In connection with the solicitation of proxies concerning the matters to be considered at the Annual Meeting, including the proposed sale transaction, the Company has filed a definitive proxy statement, WHITE proxy card and other materials with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD, AND ANY OTHER MATERIALS FILED WITH THE SEC CAREFULLY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING. Investors may obtain copies of these documents free of charge at the SEC's website (www.sec.gov) and from the Company.

Participants in the Solicitation

The Company, its directors, executive officers and other persons related to the Company may be deemed to be participants in the solicitation of proxies from the Company's stockholders in connection with the matters to be considered at the Annual Meeting, including the proposed sale transaction. Information about the directors and executive officers of the Company and their ownership of Company common stock is set forth in the definitive proxy statement for the Annual Meeting. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is also in the definitive proxy statement for the Annual Meeting and other relevant materials to be filed with the SEC when such materials become available.

SOURCE Verso Corporation

For further information:

Media Contacts:

Kathi Rowzie

Vice President, Communications and Public Affairs

(937) 528-3700

kathi.rowzie@versoco.com

or

Steve Frankel / Nick Lamplough / Ed Trissel

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

Investor Contact:

(937) 528-3220

investor.relations@versoco.com

Additional Investor Contact:

Bob Marese

MacKenzie Partners, Inc.

212-929-5500